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                                   EXHIBIT 21
                          INFORMATION RESOURCES, INC.

                                  SUBSIDIARIES
                             DOMESTIC SUBSIDIARIES

                                                                   STATE OF
                         SUBSIDIARY                              INCORPORATION
                         ----------                              -------------
564 Randolph Co. #2.........................................  Illinois
IRI Puerto Rico, Inc. (formerly Market Trends, Inc.)........  Puerto Rico
NEO, Inc....................................................  Connecticut
IRI Venezuela Holdings, Inc.................................  Delaware
IRI Guatemala Holdings, Inc.................................  Delaware
IRI Greek Holdings, Inc.....................................  Delaware
IRI French Holdings, Inc....................................  Delaware
IRI Italy Holdings, Inc.....................................  Delaware
InfoScan Italy Holdings, Inc................................  Delaware
IRI Logistics, Inc. (formerly LogiCNet, Inc.)...............  Delaware
Shoppers Hotline, Inc.......................................  Delaware
North Clinton Corporation...................................  Illinois

                              FOREIGN SUBSIDIARIES

                                                                  COUNTRY OF
                         SUBSIDIARY                              INCORPORATION
                         ----------                              -------------
Information Resources S.A...................................  France
IRI Software, Ltd. (formerly known as Management Decision
  Systems, Limited) d/b/a Information Resources.............  United Kingdom
Information Resources GmbH..................................  Federal Republic of
                                                              Germany
Information Resources Australia Pty. Ltd....................  Australia
Information Resources Japan, Ltd............................  Japan
IRI Apollo K.K..............................................  Japan
Information Resources New Zealand Pty. Ltd..................  New Zealand
Information Resources Singapore Pte. Ltd....................  Singapore
IRI Software (India) Private Limited........................  India
Panel Pazar Arastirma ve Danismanlik A.S....................  Republic of Turkey
IRI-SECODIP, S.N.S..........................................  France
IRI Hellas, S.A.............................................  Greece
Information Resources de Mexico, S.A. de C.V. (formerly
  known as IRI Software de Mexico, S.A. de C.V.)............  Mexico
IRI InfoScan S.r.1..........................................  Italy
Precis (1136) Limited.......................................  United Kingdom
IRI InfoScan Limited (formerly InfoScan NMRA Limited).......  United Kingdom
IRI/GfK Retail Services GmbH................................  Federal Republic of
                                                              Germany
IRI/GfK Retail Services B.V. (formerly GfK InfoScan B.V.)...  The Netherlands